EXHIBIT 10.1

AMENDMENT NO. 1

TO THE

STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT, dated March 13, 2019 (the “Amendment”), among 1847 CB, Inc., a Delaware corporation (the “Buyer”), Cornerstone Builders of SW Florida, Inc., a Florida corporation (the “Company”), and Anthony Leopardi (the “Seller”). Each of the Buyer, the Company and the Seller are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties have previously entered into that certain Stock Purchase Agreement, dated as of November 12, 2018 (the “Stock Purchase Agreement”).

B. The Parties desire to amend the Stock Purchase Agreement as set forth herein.

C. Pursuant to Section 8.3 of the Stock Purchase Agreement, the Stock Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Company and the Seller.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement, as applicable.

2. Amendments.

A. Section 2.1 as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“2.1 Purchase and Sale of the Shares. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller will sell, transfer and deliver, and the Buyer will purchase from the Seller, all of the Shares for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) (the “Purchase Price”), subject to the terms herein, consisting of: (i) Seven Million, Four Hundred Twenty-Five Thousand Dollars ($7,425,000) in cash, payable by the Buyer at the Closing through the delivery to the Seller of cash in immediately available funds (the “Cash Portion”); (ii) the Buyer Note (as defined below); and (iii) the Contingent Note (as defined below). The Purchase Price assumes that the Buyer will be able to verify through its accounting due diligence that the Company is trending to achieve at least $3,673,000 of EBITDA on an adjusted basis as mutually agreed upon between the Buyer and the Seller. The Purchase Price shall not be adjusted without the written consent of Seller including based on the determined EBITDA with the exception of adjustments pursuant to Paragraphs 2.2(a)(iii), 2.2 (b), and 2.2 (c).

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(b) At the Closing, the Buyer will issue to the Seller a promissory note in the aggregate principal amount of Three Million, Three Hundred Thirty-Eight Thousand, Three Hundred Fifty-Nine Dollars ($3,338,359) in the form attached hereto as Exhibit A to this Agreement (the “Buyer Note”).

(c) At the Closing, the Buyer will issue to the Seller a contingent promissory note in the aggregate amount of Four Million, Two Hundred Thirty-Six Thousand, Six Hundred Forty-One Dollars ($4,236,641) in the form attached hereto as Exhibit B to this Agreement (the “Contingent Note”).

B. Section 7.1(n) of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(n) The Real Estate Sellers and the Buyer shall have entered into a lease agreement for the real property described in Section 4.10(a)(i) of the Disclosure Schedule upon terms mutually agreed to by the parties.”

C. Section 8.1(c) of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(c) by either the Buyer or the Seller if the Closing does not occur on or before April 15, 2019; provided that the right to terminate this Agreement under this Section C will not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by such time;”

D. The Buyer Note and the Contingent Note in the forms of Exhibit A and Exhibit B, respectively, to this Amendment are added as Exhibit A and Exhibit B to the Stock Purchase Agreement.

3. Effect of Amendment. Except as amended as set forth above, the Stock Purchase Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed in accordance with, the Laws of the State of Florida, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Florida.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BUYER:

1847 CB, Inc.

By:	/s/ Ellery Roberts
Name:	Ellery Roberts
Title:	President

COMPANY:

CORNERSTONE BUILDERS OF SW FLORIDA, INC.

By:	/s/ Anthony Leopardi
Name:	Anthony Leopardi
Title:	Owner

SELLER:

Anthony Leopardi

/s/ Anthony Leopardi

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EXHIBIT A

Buyer Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1847 CB, INC.

8% SUBORDINATED PROMISSORY NOTE

US $3,338,359	_______________, 2019

FOR VALUE RECEIVED, 1847 CB, Inc., a Delaware corporation (the “Company”), promises to pay to Anthony Leopardi, in his capacity as the Seller (the “Holder”), the principal sum of Three Million, Three Hundred Thirty-Eight Thousand, Three Hundred Fifty-Nine Dollars ($3,338,359.00) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of eight percent (8%) per annum. The unpaid Principal and all accrued but unpaid interest thereon shall be paid in full to the Holder on the third (3rd) anniversary of the date of this Note (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement, dated November 12, 2018, as amended by the Amendment No. 1 to the Stock Purchase Agreement, dated March 13, 2019 (as so amended, the “Purchase Agreement”), among the Company, the Holder and Cornerstone Builders of SW Florida, Inc., a Florida corporation ( “Cornerstone”), pursuant to which the Company is acquiring the Shares from the Seller.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The Principal along with any accrued, but unpaid interest shall be paid in one lump sum on the Maturity Date.

2. Interest. Interest (the “Interest”) shall be paid quarterly on the Principal from the date hereof until such Principal is repaid in full at the rate of eight percent (8%) per annum, which payments are due on the last business day of March, June, September and December for each year that the Note is outstanding. Any accrued, but unpaid, Interest is payable at Maturity. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

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3. Redemption. The Company will have the right to redeem all or any portion of the Note at any time prior to the Maturity Date without premium or penalty of any kind. The redemption price will be payable in cash and is equal to the then outstanding principal amount of this Note plus accrued but unpaid interest thereon.

4. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Purchase Agreement, this Note, or any other agreement entered into on connection with the transactions contemplated by the Purchase Agreement (collectively, the “Transaction Documents”); or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d) Illegality of Note. Any court of competent jurisdiction issues an order declaring the Note or any provision thereunder to be illegal; or

(e) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 4(a) or for a period of thirty (30) calendar days in the case of events under Sections 4(b) through 4(d) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 4(e) above occurs, the principal of, and accrued interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

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5. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b) Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(c) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;

(d) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

6. Subordination.

(a) All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

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(b) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 6, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 6, the restriction shall be waived and the restricted action permitted hereunder.

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(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 6, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

(k) For purposes hereof, “Senior Indebtedness” means, with respect to the Company, all indebtedness of the Company, up to a maximum of $7,500,000 (the “Subordination Cap”), whether outstanding on the date of the execution of this Note or thereafter created, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Note. Senior Indebtedness, with respect to both the Company, shall also include indebtedness for taxes owed to federal or state agencies and other indebtedness of the Company, as the case may be, that by operation of law has a right that is senior to the Junior Indebtedness. Any such indebtedness of the Company whether outstanding on the date of the execution of this Note or thereafter created, that causes the Senior Indebtedness to exceed the Subordination Cap shall provide in the instrument creating or evidencing such indebtedness that such indebtedness is not senior in right of payment to this Note.

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7. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

8. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

9. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

10. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

11. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

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12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

13. Governing Law. This Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Florida.

14. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

15. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Note to be issued as of the date first above written.

1847 CB, Inc.

By:
Name:	Ellery W. Roberts
Title:	President

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EXHIBIT A

Form of Assignment

TO:        1847 CB, Inc.,

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ (name), ________________ (address), US$____________ of 8% Subordinated Promissory Note (“Note”) of 1847 CB, Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints _______________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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EXHIBIT B

Contingent Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1847 CB, INC.

8% CONTINGENT SUBORDINATED PROMISSORY NOTE

US $4,236,641	______________, 2019

FOR VALUE RECEIVED, 1847 CB, Inc., a Delaware corporation (the “Company”), promises to pay to Anthony Leopardi, in his capacity as the Seller (the “Holder”), the principal sum of Four Million, Two Hundred Thirty-Six Thousand, Six Hundred Forty-One Dollars ($4,236,641.00) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of eight percent (8%) per annum. The unpaid Principal and all accrued but unpaid interest thereon shall be paid in full to the Holder upon the occurrence of the Contingency Event (as described below) (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement, dated November 12, 2018, as amended by the Amendment No. 1 to the Stock Purchase Agreement, dated March 13, 2019 (as so amended, the “Purchase Agreement”), among the Company, the Holder and Cornerstone Builders of SW Florida, Inc., a Florida corporation ( “Cornerstone”), pursuant to which the Company is acquiring the Shares from the Seller.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Contingency. This Note is contingent and shall be payable in accordance with this Section 1 if, but only if, the Company has achieved at least an average of $3,673,000 (the “Minimum Average EBITDA”) of Adjusted EBITDA (as defined below) for the fiscal years ended December 31, 2019, 2020 and 2021 (the “Three-Year Period”). The achievement of the Minimum Average EBITDA for the Three-Year Period is referred to herein as the “Contingency Event.”

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Upon the occurrence of the Contingency Event, $1,467,731 of the Principal, plus accrued but unpaid interest thereon (the “Principal Amount Due”), shall become immediately due and payable, provided however, that if the actual average Adjusted EBITDA for the Three-Year Period exceeds the Minimum Average EBITDA, up to a maximum average Adjusted EBITDA for the Three-Year Period equal to $5,509,500 (the “Maximum Average EBITDA”), the Principal Amount Due will be increased by an amount equal to: ((actual average EBITDA - Minimum Average EBITDA)/(Maximum Average EBITDA - Minimum Average EBITDA) * (Principal - Principal Amount Due)). If the Company’s actual average Adjusted EBITDA for the Three-Year Period meets or exceeds the Maximum Average EBITDA, the full Principal, plus accrued but unpaid interest thereon, shall become due and payable.

For purposes of this Note, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with generally accepted accounting principles applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Cornerstone as of the Closing Date (“GAAP”), plus to the extent deducted in calculating such net income, (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses, (ii) all management fees, allocations or corporate overhead or other administrative costs that arise from the ownership of Cornerstone by the Company including allocations of supervisory, centralized or other parent-level expense items, (iii) one-time extraordinary expenses or losses, (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA under this Note, (i) the purchase and sales prices of goods and services sold by or purchased by Cornerstone to or from the Company, its subsidiaries or affiliates shall be adjusted to reflect the amounts that Cornerstone would have realized or paid if dealing with an independent third party in an arm’s-length commercial transaction, and (ii) inventory items shall be property categorized as such and shall not be expenses until such inventory is sold or consumed.

Within ninety (90) days after the end of each fiscal year ending December 31, 2019, 2020 and 2021, the Company shall report to the Holder the Adjusted EBITDA achieved by Cornerstone during such fiscal year. The report shall be based upon the audited annual and reviewed quarterly financial statements of Cornerstone that are prepared in accordance with U.S. GAAP by the Company’s external auditor. The Holder shall be entitled to receive copies of the audited and reviewed financial statements of Cornerstone and all work papers and computations with supporting detail upon which such Adjusted EBITDA calculations are based.

2. Repayment of Principal Amount Due. The Principal Amount Due along with any accrued, but unpaid, interest shall be paid in one lump sum on the Maturity Date.

3. Interest. Interest (the “Interest”) shall be paid in one lump sum at Maturity. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal Amount Due of this Note without prepayment premium or penalty.

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4. Redemption. The Company will have the right to redeem all or any portion of the Note at any time prior to the Maturity Date without premium or penalty of any kind. The redemption price will be payable in cash and is equal to the then outstanding principal amount of this Note plus accrued but unpaid interest thereon.

5. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Purchase Agreement, this Note, or any other agreement entered into on connection with the transactions contemplated by the Purchase Agreement (collectively, the “Transaction Documents”); or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d) Illegality of Note. Any court of competent jurisdiction issues an order declaring the Note or any provision thereunder to be illegal; or

(e) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 5(a) or for a period of thirty (30) calendar days in the case of events under Sections 5(b) through 5(d) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 5(e) above occurs, the principal of, and accrued interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

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6. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b) Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(c) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;

(d) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

7. Subordination.

(a) All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

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(b) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 7, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 7, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

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(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 7, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

(k) For purposes hereof, “Senior Indebtedness” means, with respect to the Company, up to a maximum of $7,500,000 (the “Subordination Cap”), all indebtedness of the Company, whether outstanding on the date of the execution of this Note or thereafter created, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Note. Senior Indebtedness, with respect to both the Company, shall also include indebtedness for taxes owed to federal or state agencies and other indebtedness of the Company, as the case may be, that by operation of law has a right that is senior to the Junior Indebtedness. Any such indebtedness of the Company whether outstanding on the date of the execution of this Note or thereafter created, that causes the Senior Indebtedness to exceed the Subordination Cap shall provide in the instrument creating or evidencing such indebtedness that such indebtedness is not senior in right of payment to this Note.

8. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

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9. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

10. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

11. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company. Any assignment pursuant to this Section 11 remains subject to the occurrence of the Contingency Event.

12. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

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14. Governing Law. This Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Florida.

15. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Note to be issued as of the date first above written.

1847 CB, Inc.

By:
Name:	Ellery W. Roberts
Title:	President

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EXHIBIT A

FORM OF ASSIGNMENT

TO:        1847 CB, INC.,

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$____________ of 8% Contingent Subordinated Promissory Note (“Note”) of 1847 CB, Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ___________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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